UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2020

GENIE ENERGY LTD.

(Exact name of registrant as specified in its charter)

Delaware	1-35327	45-2069276
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Broad Street Newark, New Jersey	07102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 438-3500

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b)-2 of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class B common stock, par value $.01 per share	GNE	New York Stock Exchange

Series 2012-A Preferred stock, par value $.01 per share	GNE.PRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 6, 2020, the Board of Directors of the Company adopted the Company’s Third Amended and Restated By-Laws, effective as of April 6, 2020, with the effect of changing the position of Chairman of the Board from an officer position to a Board position and making such corresponding changes to the following Articles and Sections:

●	Article III, Section 4

●	Article IV, Section 1

●	Article IV, Sections 3, 4, 5, 6, 7, 8, 9, ,10 and 11

●	Article V, Section 1

The foregoing description of changes to the Company’s By-Laws is qualified in its entirety by reference to the text of the Company’s Third Amended and Restated By-Laws that are attached hereto as Exhibit 3.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No	Document
3.1	Genie Energy Ltd. Third Amended and Restated By-Laws (as amended on April 6, 2020)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENIE ENERGY LTD.

By:	/s/ Michael Stein
Name:	Michael Stein
Title:	Chief Executive Officer

Dated: April 7, 2020

EXHIBIT INDEX

Exhibit Number	Document
3.1	Genie Energy Ltd. Third Amended and Restated By-Laws (as amended on April 6, 2020)

3